Exhibit 10.2

To:	LXP Industrial Trust (f/k/a Lexington Realty Trust (“Counterparty”)) One Penn Plaza, Suite 4015 New York, New York, 10019-4015
From:	Wells Fargo Bank, National Association (or “Dealer”) 30 Hudson Yards, 14th Floor New York , NY 10001-2170 Email: CorporateDerivativeNotiftcations@well sfargo.com
Re:	Amendment to Registered Forward Transaction
Date:	May 6, 2022

Ladies and Gentlemen:

This letter agreement (this “Amendment”) amends the Supplemental Confirmation under the Master Confirmation dated as of May 10, 2021 between Dealer and Counterparty (the Master Confirmation and the Supplemental Confirmation together, the “Confirmation “), as amended and supplemented from time to time. Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Confirmation.

I . Amendment. The Master Confirmation is amended by replacing the date “May 11, 2022” opposite the term “Maturity Date” with “June 27, 2022”

2. Counterparty repeats the representations in Section 5(a)(B) and (C) of the Master Confirmation as of the date of this Amendment.

3.    No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Master Confirmation and the Supplemental Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.     Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5.      Governing Law; Jurisdiction. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECT TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

6.       Waiver of Jury Trial. EACH OF PARTY A AND PARTY B HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF PARTY A OR ITS AFFILIATES IN THE NEGOT IATION , PERFORMANCE OR ENFORCEMENT HEREOF.

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Counterparty hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Counterparty and Dealer hereunder , by manually signing this Amendment or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Cathleen Burk

Name: Cathleen Burke
Title: Managing Director

Agreed and accepted by:

LXP INDUSTRIAL TRUST (f/k/a LEXINGTON REALTY TRUST)

By: /s/ Beth Boulerice

Name: Beth Boulerice
Title: CFO

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